UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 11, 2002

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet site)

(310) 553-6262
(Registrant’s telephone number, including area code)

Northrop Grumman Corporation and Subsidiaries

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(b)  Pro Forma Financial Information

Northrop Grumman Corporation (“Northrop Grumman”), a Delaware corporation, entered into an Agreement and Plan of Merger dated as of June 30, 2002, by and among TRW Inc. (“TRW”), an Ohio corporation, Northrop Grumman and Richmond Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Northrop Grumman. Pursuant to the merger agreement, on December 11, 2002, Richmond Acquisition Corp. was merged with and into TRW, with TRW surviving the merger as a wholly-owned subsidiary of Northrop Grumman.

On November 18, 2002, Northrop Grumman and BCP Acquisition Company L.L.C., a Delaware limited liability company, entered into a Master Purchase Agreement dated as of such date (the “Master Purchase Agreement”) providing for the purchase and sale of TRW’s automotive business (“TRW Automotive”).

In April 2001, Northrop Grumman acquired approximately 97.3% of the outstanding Common Shares of Litton Industries, Inc. (“Litton”) and 58.6% of the preferred stock of Litton. Northrop Grumman subsequently acquired the remaining Common and Preferred Shares of Litton for cash and now owns 100% of the outstanding shares of Litton.

In November 2001, Northrop Grumman acquired approximately 80.7% of the outstanding shares of Newport News Shipbuilding, Inc. (“Newport News”) common stock. On January 18, 2002, Northrop Grumman acquired the remaining shares and now owns 100% of Newport News.

The unaudited pro forma condensed combined financial statements presented herein are derived from the historical consolidated financial statements of Northrop Grumman, Litton, Newport News and TRW, and have been adjusted to give effect to Northrop Grumman’s acquisitions of Litton, Newport News, TRW, TRW’s sale of its Aeronautical Systems business to Goodrich Corporation and Northrop Grumman’s planned divestiture of TRW Automotive. The pro forma statements contained herein use the purchase method of accounting, with Northrop Grumman treated as the acquirer and as if the Litton, Newport News and TRW acquisitions, the divestiture of TRW’s Aeronautical Systems business and Northrop Grumman’s planned divestiture of TRW Automotive had been completed on January 1, 2001 (for statement of income purposes) and on September 30, 2002 (for the statement of financial position). Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with the excess recorded as goodwill. The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from acquisitions, or recognition of liabilities associated with potential restructurings.

Northrop Grumman Corporation and Subsidiaries

With the exception of preliminary estimates of the fair market value of TRW’s retiree benefits assets and liabilities, Northrop Grumman has not performed the valuation studies necessary to estimate the fair market value of TRW assets acquired and liabilities assumed and the related allocations of purchase price, nor has Northrop Grumman identified the adjustments, if any, necessary to conform the TRW data to Northrop Grumman’s accounting policies. Accordingly, Northrop Grumman has used the historical book values of the assets and liabilities of TRW and has used the historical revenue recognition policies of TRW to prepare the unaudited pro forma financial data, with the excess of the purchase price over the historical net assets of TRW recorded as goodwill and other purchased intangibles. Once Northrop Grumman has determined the final purchase price, has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming changes for TRW, any adjustments will be reflected in future filings. There can be no assurance that such adjustments will not be material. Northrop Grumman expects to complete the sale of TRW Automotive in accordance with The Master Purchase Agreement currently in place, in the first quarter of 2003.

The pro forma amounts presented herein have been developed from (i) the audited consolidated financial statements of Northrop Grumman contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 adjusted to reflect the discontinuance of the Component Technologies sector and the sale of the Electron Devices and Ruggedized Displays businesses, (ii) the unaudited consolidated financial statements contained in Litton’s Quarterly Report on Form 10-Q for the period ended January 31, 2001, (iii) the unaudited consolidated financial statements of Newport News contained in its quarterly report on Form 10-Q for the period ended September 16, 2001, (iv) the audited consolidated financial statements of TRW for the fiscal year ended December 31, 2001 which are contained in its Form 8-K filed on September 3, 2002 (which contains restated financial statements of TRW for the fiscal year ended December 31, 2001 to give effect to the sale of the Aeronautical Systems business to Goodrich Corporation and the reporting of that business as a discontinued operation), (v) Northrop Grumman’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 which reflected the discontinuance of the Component Technologies sector and the sale of the Electron Devices and Ruggedized Displays businesses and (vi) TRW’s Quarterly Report on Form 10-Q for the period ended September 30, 2002. Northrop Grumman is currently reviewing preliminary accounting conformance adjustments and preliminary estimates of the fair market value of the Newport News assets acquired and liabilities assumed, including valuations associated with certain contracts, legal contingencies, and property, plant and equipment, as well as valuation studies for retiree benefits assets and liabilities. The final determination of the fair market value of the assets acquired and liabilities assumed and the final allocation of the purchase price are expected to be finalized within one year of the date of the Newport News acquisition and will be reflected in future filings. The final determinations may result in amounts which are materially different from the amounts reflected in the pro forma data presented herein and are subject to adjustment pending such final determinations. The financial statement information of Northrop Grumman included herein as part of the basis of these pro forma amounts does not reflect purchase accounting adjustments finalized subsequent to September 30, 2002, which relate to previous acquisitions. Such adjustments will be reflected in future filings.

The pro forma amounts presented also give effect to (a) the sale by TRW of its Aeronautical Systems business on October 1, 2002 for a gross purchase price of $1.5 billion in cash and (b) the planned divestiture of TRW Automotive upon the completion of the sale transaction for cash proceeds of $3.7 billion, stock in the surviving company estimated at $362 million and a sellers note at 8% interest with a face value of $ 600 million.

The acquisitions of Newport News and TRW by Northrop Grumman, the sale of TRW’s Aeronautical Systems business to Goodrich Corporation on October 1, 2002 and the agreement to sell TRW Automotive are collectively referred to in these pro forma financial statements and the related notes as the “pro forma transactions.” The unaudited pro forma financial statements and data contained herein are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Northrop Grumman would have been had the pro forma transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Northrop Grumman Systems, Northrop Grumman, Litton, Newport News and TRW.

Northrop Grumman Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined
Statement of Financial Position
September 30, 2002
($ in millions)

The following pro forma financial information should be read in conjunction with the applicable notes referenced therein, which start on page 7.

	Northrop Grumman	Pro Forma Northrop Grumman/TRW With TRW Automotive Held For Sale				Pro Forma Northrop Grumman/TRW With TRW Automotive Sale
		TRW	Adjustment		Combined	Adjustment		Combined
Assets:
Current assets
Cash and cash equivalents	$462	$313	$1,265	(n)(o)	$2,040	$3,757	(s)	$5,797
Accounts receivable	2,325	1,684	(1,132	)(a)(o)	2,877	—		2,877
Interest in securitized receivables	—	214	(214	)(o)	—	—		—
Inventoried costs	1,107	622	(601	)(o)	1,128	—		1,128
Deferred income taxes	103	312	(160	)(o)	255	—		255
Prepaid expenses and other current assets	140	156	(66	)(o)	230	—		230
Assets of business held for sale	550	1,650	7,677	(n)(o)	9,877	(9,327	)(s)	550

Total current assets	4,687	4,951	6,769		16,407	(5,570)		10,837

Property, plant and equipment	4,187	8,179	(6,069	)(o)	6,297	—		6,297
Accumulated depreciation	(1,363)	(5,013)	3,583	(o)	(2,793)	—		(2,793)

Property, plant and equipment, net	2,824	3,166	(2,486)		3,504	—		3,504

Other assets
Goodwill, net	8,056	2,613	4,591	(a)(o)	15,260	—		15,260
Purchased intangibles, net	1,561	248	784	(a)(o)	2,593	—		2,593
Prepaid retiree benefits cost and intangible pension asset	3,225	3,032	(3,032	)(o)(r)	3,225	—		3,225
Other assets	453	561	(414	)(o)	600	870	(s)	1,470

	13,295	6,454	1,929		21,678	870		22,548

	$20,806	$14,571	$6,212		$41,589	$(4,700)		$36,889

Liabilities and Shareholders’ Equity:
Current liabilities
Notes payable and current portion of long term debt	$146	$863	$(361	)(o)	$648	$—		$648
Accounts payable and other current liabilities	4,406	3,732	(2,381	)(a)(o)	5,757	—		5,757
Liabilities of business held for sale	131	431	4,269	(n)(o)	4,831	(4,700	)(s)	131

Total current liabilities	4,683	5,026	1,527		11,236	(4,700)		6,536

Long-term debt	4,885	4,768	(46	)(o)	9,607	—		9,607
Accrued retiree benefits	2,244	—	1,264	(o)(r)	3,508	—		3,508
Minority interest	19	87	(85	)(o)	21	—		21
Deferred tax and other long-term liabilities	1,125	2,687	(2,279	)(o)(r)	1,533	—		1,533
Redeemable preferred stock	350	—	—		350	—		350
Shareholders’ equity
Paid in capital and unearned compensation	4,857	572	7,262	(a)	12,691	—		12,691
Retained earnings	2,697	1,954	(1,954	)(a)(o)	2,697	—		2,697
Accumulated other comprehensive loss	(54)	(289)	289	(a)(o)	(54)	—		(54)
Treasury Shares—cost in excess of par value	—	(234)	234	(a)(o)	—	—		—

	7,500	2,003	5,831		15,334	—		15,334

	$20,806	$14,571	$6,212		$41,589	$(4,700)		$36,889

Northrop Grumman Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined
Statement of Income
Nine Months Ended September 30, 2002
($ in millions, except per share)

The following pro forma financial information should be read in conjunction with the applicable notes referenced therein, which start on page 7.

	Pro Forma Northrop Grumman/TRW With Discontinuance of TRW Automotive						Pro Forma Northrop Grumman/TRW With TRW Automotive Sale
	Northrop Grumman	TRW	Adjustments		Combined		Adjustments		Combined
Sales and service revenues	$12,376	$12,065	$(8,005	)(b)(o)	$16,436		$—		$16,436
Cost of sales
Operating Costs	10,157	10,726	(7,049	)(b)(m)(o)	13,834		—		13,834
Administrative and general expenses	1,239	621	(386	)(o)	1,474		—		1,474

Operating margin	980	718	(570)		1,128		—		1,128
Interest expense	(320)	(295)	208	(o)	(407)		—		(407)
Other, net	15	37	(3	)(o)	49		118	(s)	167

Income from continuing operations before income taxes	675	460	(365)		770		118		888
Federal and foreign income taxes	204	163	(128	)(f)(o)	239		41	(f)	280

Income from continuing operations	$471	$297	$(237)		$531		$77		$608

Less, dividends paid to preferred shareholders	(18)	—	—		(18)		—		(18)

Income available to common shareholders	$453	$297	$(237)		$513		$77		$590

Average shares basic	112.45				182.24	(k)			182.24	(k)
Average shares diluted	114.41				184.20	(k)			184.20	(k)

Basic earnings per share:
Continuing operations	$4.03				$2.81	(k)			$3.24	(k)

Diluted earnings per share:
Continuing operations	$3.96 (q)				$2.79	(k)(q)			$3.20	(k)(q)

Unaudited Pro Forma Condensed Combined
Statement of Income
Twelve Months Ended December 31, 2001
($ in millions, except per share)

The following pro forma financial information should be read in conjunction with the applicable notes referenced therein, which start on page 7.

This pro forma information gives effect to Northrop Grumman's acquisitions of Litton and Newport News. The pro forma combined amounts in the last column to the right are carried over to the first column on the following page

	Pro Forma Northrop Grumman/Litton							Pro Forma Northrop Grumman/Litton/Newport News
	Northrop Grumman		Litton	Adjustments		Combined		Newport News	Adjustments		Combined
Sales and service revenues	$13,558		$1,345	$(564	)(b)(p)	$14,339		$2,024	$(57	)(b)	$16,306
Cost of sales
Operating Costs	11,219	(l)	1,120	(531	)(b)(c)(d)(p)	11,808	(l)	1,640	(27	)(b)(d)(h)(j)	13,421	(l)
Administrative and general expenses	1,335		121	(63	)(p)	1,393		189	—		1,582

Operating margin	1,004		104	30		1,138		195	(30)		1,303
Interest expense	(373)		(27)	(41	)(e)	(441)		(46)	(30	)(i)	(517)
Other, net	68		3	(1	)(p)	70		—	—		70

Income from continuing operations before income taxes	699		80	(12)		767		149	(60)		856
Federal and foreign income taxes	272		30	(18	)(f)(p)	284		59	(26	)(f)(j)	317

Income from continuing operations	$427		$50	$6		$483		$90	$(34)		$539

Less, dividends paid to preferred shareholders	(18)		—	(7	)(g)	(25)		—	—		(25)

Income available to common shareholders	$409		$50	$(1)		$458		$90	$(34)		$514

Average shares basic	84.46					86.60					103.24
Average shares diluted	85.26					87.50					104.14

Basic earnings per share
Continuing operations	$4.84					$5.29					$4.98

Diluted earnings per share
Continuing operations	$4.80	(q)				$5.23	(q)				$4.94	(q)

Northrop Grumman Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined
Statement of Income
Twelve Months Ended December 31, 2001
($ in millions, except per share)

The following pro forma financial information should be read in conjunction with the applicable notes referenced therein, which start on page 7.

The pro forma combined amounts in the first column are brought forward from the last column on the previous page.

	Pro Forma Northrop Grumman/Litton/Newport News/TRW With Discontinuance of TRW Automotive							Pro Forma Northrop Grumman/Litton/ Newport News/TRW With TRW Automotive Sale
	Pro Forma Combined		TRW	Adjustments		Combined		Adjustments		Combined
Sales and service revenues	$16,306		$15,282	$(10,149	)(b)(o)	$21,439		$—		$21,439
Cost of sales
Operating Costs	13,421	(l)	13,804	(9,200	)(b)(m)(j)(o)	18,025	(l)	—		18,025	(l)
Administrative and general expenses	1,582		947	(597	)(o)	1,932		—		1,932

Operating margin	1,303		531	(352)		1,482		—		1,482
Interest expense	(517)		(477)	371	(o)	(623)		—		(623)
Other, net	70		8	(9	)(o)	69		33	(s)	102

Income from continuing operations before income taxes	856		62	10		928		33		961
Federal and foreign income taxes	317		44	21	(f)(j)(o)	382		12	(f)	394

Income from continuing operations	$539		$18	$(11)		$546		$21		$567

Less, dividends paid to preferred shareholders	(25)		—	—		(25)		—		(25)

Income available to common shareholders	$514		$18	$(11)		$521		$21		$542

Average shares basic	103.24					173.03	(k)			173.03	(k)
Average shares diluted	104.14					173.93	(k)			173.93	(k)

Basic earnings per share
Continuing operations	4.98					$3.01	(k)			$3.13	(k)

Diluted earnings per share
Continuing operations	4.94	(q)				$3.00	(k)(q)			$3.12	(k)(q)

Northrop Grumman Corporation and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

(a)
Adjustments to (i) eliminate the equity of TRW, (ii) eliminate intercompany receivables and payables between Northrop Grumman (NG) and TRW, (iii) record issuance of Northrop Grumman stock, and (iv) record goodwill and other purchased intangibles arising from the acquisition of TRW.

The amount of purchase price allocated to goodwill and other purchased intangibles was determined from forecast information and there can be no assurance that the current amount will not change materially. Amounts were calculated based on the assumption that Northrop Grumman has acquired all of the TRW common stock and has issued 69.8 million shares of Northrop Grumman common stock, determined using the maximum exchange ratio of 0.5357.

The value ascribed to the Northrop Grumman common stock exchanged in the TRW acquisition is $107.31. This value was determined based on a measurement date of October 17, 2002 as required by EITF 99-12. Accordingly, this value represents the 5-day average of the Northrop Grumman closing stock prices from October 15, 2002 through October 21, 2002.

(b)
Adjustment to eliminate intercompany sales and cost of sales transactions between Northrop Grumman and Litton, between Northrop Grumman and Newport News, and between Northrop Grumman and TRW, as applicable.

(c)
Adjustment to amortize the preliminary estimate of goodwill and other purchased intangible assets arising out of the acquisition of Litton over an estimated weighted average life of 26 years on a straight line basis.

(d)	Adjustment to record depreciation of property, plant and equipment and amortization of capitalized software arising from fair market value adjustments for the Newport News acquisition.
(e)
Adjustment to record interest expense and the amortization of debt issuance costs on new financing for the acquisition of Litton at a weighted average rate of 6.5 percent for the year ended December 31, 2001.

(f)	Adjustment to record income tax effects on pre-tax pro forma adjustments, using a statutory tax rate of thirty-five percent.
(g)	Adjusted, pro rata, for dividends to preferred shareholders using $7 per share dividend rate for redeemable preferred stock issued in the acquisition of Litton.
(h)
Adjustment to amortize estimated purchased intangible assets arising out of the Newport News acquisition over an estimated life of 47 years on a straight line basis. Goodwill arising from the Newport News acquisition has not been amortized in accordance with the provisions of SFAS No. 142: Goodwill and Other Intangible Assets.

(i)	Adjustment to record interest on debt financing for the Newport News acquisition at a weighted average rate of 4.8 percent for the year ended December 31, 2001.
(j)	Adjustments to reclassify state income tax expense from federal and foreign income taxes to operating costs to conform Newport News and TRW data to classifications utilized by Northrop Grumman.
(k)
Calculated based on the assumption that Northrop Grumman has acquired all of the TRW common stock and has issued 69.8 million shares of Northrop Grumman common stock, determined using the exchange ratio of 0.5357.

(l)
Goodwill amortization of $240 million for Northrop Grumman is included in cost of sales in the pro forma statement of income for the year ended December 31, 2001, due to the adoption of SFAS No. 142: Goodwill and Other Intangible Assets, as of the beginning of the fiscal year 2002.

Northrop Grumman Corporation and Subsidiaries

.
(m)
Adjustment to amortize estimated purchased intangible assets arising out of the TRW acquisition over an estimated life of 10 years on a straight line basis. Goodwill arising from the TRW acquisition has not been amortized in accordance with the provisions of SFAS No. 142: Goodwill and Other Intangible Assets.

(n)
Adjustments to (i) record TRW’s sale of its Aeronautical Systems business to Goodrich Corporation for a gross purchase price of $1.5 billion in cash, less cash payouts for transaction related costs. The proceeds from the sale of TRW’s Aeronautical Systems business have not been applied to a particular use for purposes of the pro forma data.

(o)	Adjustments to (i) classify TRW Automotive as assets and liabilities held for resale and income from continuing operations to discontinued operations and (ii) adjust fair market value to sales price.
(p)
Adjustments to remove the Component Technologies sector and the Electron Devices and Ruggedized Displays businesses from continuing operations as they have been reclassified to discontinued operations.

(q)
Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

(r)
Adjustment to reflect the estimated fair value of pension assets and other retirement benefits liabilities and to reclassify accrued retiree benefits from deferred tax and other long-term liabilities to conform TRW to classification utilized by Northrop Grumman.

(s)
Adjustments to (i) reflect the pending sale of TRW Automotive for $3.7 billion cash proceeds, $600 million in debt securities (discounted as 8.0% per annum) and an initial $368 million equity interest and (ii) recognize income on debt securities and ownership interest (equity method).

Northrop Grumman Corporation and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ SANDRA J. WRIGHT
Sandra J. Wright Corporate Vice President and Controller

Date:    January 22, 2003